UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (or Date of Earliest Event Reported): October 10, 2006
Trinsic, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware		59-3501119
(State or Other Jurisdiction of Incorporation or Organization)	000-28467 (Commission File Number)	(I.R.S. Employer Identification Number)
601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management.
Item 5.02 — Appointment of Principal Officers
Effective October 10, 2006, Donald C. Davis, age 52, has assumed the role of acting Chief Financial Officer. Mr. Davis has served in various capacities since joining Trinsic in 1999. Since 2004, Mr. Davis has served as Senior Vice President — Corporate Matters. During that time his various responsibilities included supervision of our legal and regulatory departments and management of our cash. From 1999 to 2004, he served as Vice President — Strategic Planning.
From 1997 to 1999, Mr. Davis served as Senior Director — Industrial Policy for Intermedia Communications. He earned a Bachelors of Business Administration, from the University of Georgia in 1976 and a Masters of Business Administration from the University of Alabama in 1979.
Mr. Davis has an employment agreement. It has a three-year term commencing August 15, 2005. His annual salary is $200,000.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
     Dated: October 16, 2006.

TRINSIC, INC.
BY: /s/ Horace J. Davis, III
Name:	Horace J. Davis, III
Title:	Chief Executive Officer

A signed original of this Form 8-K has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.